Exhibit 10

AMENDMENT NO. 1 TO

RESTRUCTURING AGREEMENT

dated as of

December 10, 2004

by and among

GLOBAL CROSSING LIMITED,

GLOBAL CROSSING HOLDINGS LIMITED,

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.,

GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED,

STT CROSSING LTD,

STT HUNGARY LIQUIDITY MANAGEMENT LIMITED LIABILITY COMPANY

AND

STT COMMUNICATIONS LTD.

TABLE OF CONTENTS

(continued)

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AMENDMENT NO. 1 TO RESTRUCTURING AGREEMENT

This AMENDMENT NO. 1 TO RESTRUCTURING AGREEMENT (this “Amendment”) is made and entered into as of December 10, 2004, by and among Global Crossing Limited, a company organized under the laws of Bermuda (“Global Crossing”), Global Crossing Holdings Limited, a company organized under the laws of Bermuda (“Global Crossing Holdings”), Global Crossing North American Holdings, Inc., a Delaware corporation (“GCNAH”), Global Crossing (UK) Telecommunications Limited, a company organized under the laws of England and Wales (company number 024998) (“GCUK”), STT Crossing Ltd, a company organized under the laws of Mauritius (“STT Crossing”), STT Hungary Liquidity Management Limited Liability Company, a limited liability company organized under the laws of Hungary (“STT Hungary”), and STT Communications Ltd., a company organized under the laws of Singapore (“STT Communications”).

W I T N E S S E T H :

WHEREAS, the parties hereto entered into a Restructuring Agreement as of October 8, 2004 which, among other things, provided for the issuance of the GCL Notes and certain other transactions related thereto; and

WHEREAS, the parties hereto have agreed to amend the Restructuring Agreement to change certain terms therein.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used but not defined herein shall have the meanings given to them in the Restructuring Agreement.

ARTICLE II

COVENANTS

2.1 Conversion. The final documentation for the GCL Notes Indenture shall provide that the number of Common Shares into which the GCL Notes shall be convertible shall not be increased to a number greater than the quotient obtained by dividing such principal amount by 15.85, as adjusted for stock splits, stock combinations, mergers, consolidations, spinoffs and other similar changes in GCL’s capital structure, until and unless the shareholders of GCL have approved the anti-dilution provisions provided for in the GCL Notes (the “Anti-Dilution Provisions”), and ratified the issuance of the GCL Notes.

2.2 Non-Applicability Upon Approval of GCL Notes. The final documentation for the GCL Notes Indenture shall provide that the limitation on the increase of the number of Common Shares to be issued pursuant to the Anti-Dilution Provisions described in Section 2.1 shall cease to apply if the shareholders of GCL approve the Anti-Dilution Provisions and ratify the issuance of the GCL Notes.

2.3 Shareholders Meeting. The final documentation for the GCL Notes Indenture shall provide that GCL shall take all action necessary, in accordance with applicable law and regulations, to convene a meeting of the holders of Common Shares (such meeting and any adjournments thereof, the “Shareholders’ Meeting”) as promptly as practicable after the date of this Amendment, and in no event after 1 March, 2005, for the purpose of considering and taking action to authorize and approve the Anti-Dilution Provisions and ratify the issuance thereof; provided that GCL shall not be required to file preliminary proxy materials with the Securities and Exchange Commission until after the date of the issuance of the GCL Notes. GCL shall include in the proxy solicitation for the Shareholders’ Meeting a recommendation that the holders of its Common Shares approve the Anti-Dilution Provisions and ratify the issuance of the GCL Notes, and otherwise use its reasonable best efforts to solicit its shareholders to approve the matters set forth in this Section 2.3 at the Shareholders’ Meeting.

2.4 Issuance of Equity Securities. The final documentation for the GCL Notes Indenture shall provide that GCL shall not issue any Common Shares or securities exchangeable or convertible into Common Shares until the Shareholders’ Meeting has been held.

2.5 Clarification of Term Sheet. For the avoidance of doubt, notwithstanding anything to the contrary in the Restructuring Agreement, including Exhibit A attached thereto, GCUK shall not be required to guarantee the GCL Notes.

2.6 Continuance of Restructuring Agreement. Other than as hereby modified, each of the parties hereto hereby ratifies the terms of the Restructuring Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE GLOBAL CROSSING PARTIES

Each Global Crossing Party hereby represents and warrants to each STT Party, as of the date hereof, as follows:

3.1 Due Authorization; Enforceability. It has all right, corporate power and authority to enter into, execute and deliver this Amendment and to consummate the transactions contemplated hereby. Its execution and delivery of this Amendment and its compliance with each of the provisions of this Amendment are within its corporate power and authority and have been duly authorized by all requisite corporate and other action on its part, and no further approval of the Board of Directors of Global Crossing is required for the entry of such Global Crossing Party into this Amendment and the transactions contemplated hereby. This Amendment has been duly and validly executed and delivered by it and this Amendment constitutes its legal, valid and binding agreement, enforceable against it in accordance with its

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terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.

3.2 No Conflicts or Violations; Consents. Neither the execution, delivery or performance by it of this Amendment nor the consummation by it of the transactions contemplated hereby will: (i) conflict with, or result in a breach or violation of, any provision of its memorandum of association, certificate of incorporation or bylaws or other organizational documents; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create any encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any law applicable to or binding on it or any provision of any contract, agreement or other arrangement to which it is a party or pursuant to which it or any of its assets or properties is subject, except for breaches, violations, defaults, encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, prospects, operations or condition (financial or otherwise) of Global Crossing and its subsidiaries taken as a whole or its ability to consummate the transactions contemplated hereby; or (iii) except for shareholder approval of Global Crossing for which the issuance of the GCL Notes referred to in Section 2.3 will be sought, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any governmental entity or any other person on its part.

3.3 Brokers or Finders. Upon the consummation of the transactions contemplated by this Amendment, no agent, broker, investment banker or other person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from Global Crossing or any subsidiary of Global Crossing in connection with any of the transactions contemplated by this Amendment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STT PARTIES

Each of the STT Parties hereby represents and warrants to Global Crossing, as of the date hereof, as follows:

4.1 Due Authorization; Enforceability. It has all right, power and authority to enter into, execute and deliver this Amendment and to consummate the transactions contemplated hereby. Its execution and delivery of this Amendment and its consummation of the transactions contemplated hereby are within its power and authority and have been duly authorized by all necessary action on its part. This Amendment have been duly and validly executed and delivered by it and this Amendment constitute its legal, valid and binding agreement, enforceable against it in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and for limitations imposed by general principles of equity.

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4.2 Consents; No Violations. Neither the execution, delivery or performance by it of this Amendment nor the consummation by it of the transactions contemplated hereby will: (i) conflict with, or result in a breach or violation of, any provision of its organizational documents; (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create any encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under any law or any provision of any contract, agreement or other arrangement of it, or to which it or any of its assets or properties is subject, except for breaches, violations, defaults, encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on its ability to consummate the transactions contemplated hereby; or (iii) require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any governmental entity or any other person on its part.

4.3 Brokers or Finders. Upon the consummation of the transactions contemplated by this Amendment, no agent, broker, investment banker or other person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the STT Parties in connection with any of the transactions contemplated by this Amendment.

ARTICLE V

MISCELLANEOUS

5.1 Successors and Assigns. This Amendment shall bind and inure to the benefit of each party hereto and to each party’s respective successors, permitted assigns, heirs and personal representatives.

5.2 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.

5.3 Headings. The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

5.4 Governing Law; Submission to Jurisdiction. This Amendment, as it amends and modifies the Restructuring Agreement, shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York. Each party hereto hereby consents to the jurisdiction of any state or federal court located within the county of New York, State of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Amendment shall be litigated in such courts. Each party hereto hereby expressly submits and consents to the jurisdiction of the aforesaid courts and waives any defense of forum non conveniens. Each party hereto hereby waives personal service of any and all process and agrees that all such service of process may be made upon it by certified or registered mail, return

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receipt requested, addressed to such party at its respective address set forth in this Amendment and service so made shall be complete ten (10) days after the same has been posted.

5.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT.

5.6 Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.7 No Interpretation Against Drafter. This Amendment is the product of negotiations among the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Amendment and are expressly waived.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

GLOBAL CROSSING LIMITED

By:	/s/ Daniel O’Brien
	Name: Title:	Daniel O’Brien Executive Vice President and Chief Financial Officer

GLOBAL CROSSING HOLDINGS LIMITED

By:	/s/ Lorraine Dean
	Name: Title:	Lorraine Dean Vice President

GLOBAL CROSSING NORTH AMERICAN HOLDINGS, INC.

By:	/s/ Daniel O’Brien
	Name: Title:	Daniel O’Brien Executive Vice President and Chief Financial Officer

GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED

By:	/s/ José Antonio Riós
	Name: Title:	José Antonio Riós Director

STT CROSSING LTD

By:	/s/ Jean Mandeville
	Name: Title:	Jean F. H. P. Mandeville Director

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STT HUNGARY LIQUIDITY MANAGEMENT LIMITED LIABILITY COMPANY

By:	/s/ Olasz Nandor
	Name: Title:	Olasz Nandor Managing Director

By:	/s/ Jean Mandeville
	Name: Title:	Jean F. H. P. Mandeville Managing Director

STT COMMUNICATIONS LTD.

By:	/s/ Jean Mandeville
	Name: Title:	Jean F. H. P. Mandeville Chief Financial Officer

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